Exhibit 99.1

OTCQB: CANL

© CannLabs, Inc. – All rights reserved | 2 Overview Trading Statistics Price (as of 12/12/14) $0.92 Volume (3 month) 13,351 52 Week High/Low $2.43 /$0.85 Total Shares Outstanding 65.5M Float 13.9M % Insiders 79% Market Cap $56 M Other Headquarters Denver, CO Public Since June 12, 2014 Website www.cannlabs.com

CannLabs Leading Cannabis Innovation

Who Are We?

- CannLabs, Inc., is a respected authority and advisor to commercial, governmental and educational entities focused on the Cannabis industry. The company leverages its testing processes, propriety scientific, cloud-based business intelligence and data/analytics as well as consulting services to garner revenues from legalized Cannabis states and their constituents.

- CannLabs customers include states that currently have legalized medical or recreational Cannabis along with their associated growers, dispensaries, manufacturers of edibles, and residential consumers seeking information on cannabis.

- Through Carbon Bond Holdings Inc. and the state certified labs it has relationships with, CannLabs delivers best practices around products, services and business intelligence focused on the Cannabis industry.

© CannLabs, Inc. – All rights reserved | 3

© CannLabs, Inc. – All rights reserved | 4 Who Are We? • One of the pioneers and leaders • Four years running • One of the first licensed in CO, CT and NV • Multi - State Platform • Health and safety checkpoint in the seed to sale supply chain • Technology • Dedicated to maintaining the highest standards and equipment • Easily accessible test results from proprietary cloud - based technology with real - time analytics • Science - based methodologies • Reliable & scientifically validated results for growers and distributors • Credibility • Industry thought - leadership • Trusted consultants to growers, distributors & governments

CannLabs
Leading Cannabis Innovation

Industry Dynamics

- It's a National Issue with increased consumer education leading to voter support
- Currently there are **23** states approved for medical marijuana + D.C., and 4 states for recreation with 10 more currently in legislation
- The medical and adult use marijuana segments will likely merge into one substantially larger market
- New States are adopting more stringent guidelines which requires a larger suite of tests
- Compliance & enforcement (i.e. fines, foregone revenues, loss of an entire grow)
- Foremost underlying demand driver for growth is public health and safety
- First inning of exponential growth
  - Proverbial "End of Prohibition"


Status of marijuana laws in the United States
Legalized
Medical
Decriminalized
Medical and decriminalized
Fully illegal
Source: NORML, Drug Policy Alliance, and the Marijuana Policy Project

– Additional Information –

Passed Legislation in 2014
Alaska- Oregon- Maryland – Minnesota – New York- D.C.

States with Pending Medical Marijuana Legislation:
Florida – Ohio – Pennsylvania

States with Pending Legislation to Legalize Adult Use Cannabis:
Rhode Island – Arizona – California – Delaware – Hawaii – Maine – Maryland – Massachusetts – Montana – New Hampshire – Nevada – Vermont

Source: ProCon.org

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© CannLabs, Inc. – All rights reserved | 6 Market Opportunity • Market expected to be $2.5 billion in 2014 with a 35% CAGR through 2018 ( CannaBuisnees Media: 2014) • Retail marijuana sales revenues could reach ~ $35 billion/year by 2020, if full legalization occurs in all 50 States and D.C. ( GreenWave Report: 2014) • Testing revenue will be approximately 2 - 3% of gross marijuana sales • Additional consulting revenue opportunities through new licensed growers U.S. Marijuana Sales Estimates 2013 - 2018 $ Billions $- $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 2013 2014 2015 2016 2017 2018 Recreational Medical ©2014 CannaBusiness Media, a division of Anne Holland Ventures, Inc. All rights reserved

© CannLabs, Inc. – All rights reserved | 7 Cannabis Health & Safety • Potential for growers to inadvertently introduce unsafe cannabis products to consumers • Rapidly growing industry with expanding regulatory mandates: American Herbal Pharmacopoeia® (AHP) guidelines • Potency testing • Foreign material & microbial screening • Residual solvent testing • Aflatoxin testing • Pesticide testing • Heavy metal testing • Need for public health & safety for consumers and consistency for producers and distributors • CannLabs provides a comprehensive suite of testing methodologies coupled with consulting services on safe cultivation & production

© CannLabs, Inc. – All rights reserved | 8 Our Business Model • Immediate revenue growth achieved through testing • Lead generator into other higher margin revenue streams including consulting and product re - formulation • Large portfolio of test results (4 Years of data collected from 1000’s of tests) • Consultations • Solving production, cultivation & formulation challenges • Supplemented by data & analytics • Research & Development • MIP (Marijuana Infused Products) • Custom Formulations • Website monetization • Data & analytics allow growers & distributors to capture statistics over time • Consumers can locate desired products

© CannLabs, Inc. – All rights reserved | 9 Revenue & Growth Opportunity Drivers $ Revenue $ Sustained Growth Opportunities Current Mandated Testing (Potency, residual solvents, heavy metals, Aflatoxin , etc.) Advanced Testing (Food safety quality, genetics, control contamination, shelf life and storage ) Consulting (Cultivation advice, strain optimization, contamination issues) Research & Development (Reformulation, product advancement) Product Improvement Product Advancement Public Safety Commitment State & Legislation Driven

© CannLabs, Inc. – All rights reserved | 10 National Footprint • Colorado 4000 sq. ft. • Licences:496 Medical, 242 Recreational • Companies:225 (112 CANL) 49% share • Connecticut 4000 sq. ft. • 4 Commercial Licensed Growers • 2 Contracted with CANL 50% Share • Adheres to American Herbal Pharmacopoeia® (AHP) guidelines and United States Pharmacopeia guidelines • Nevada 8000 sq. ft. expected to open in third quarter of 2015 • Located in NV Cannabis Greenbelt neighboring 1.5 million sq. ft. of cannabis production • Adheres to American Herbal Pharmacopoeia® (AHP) guidelines

CannLabs
Leading Cannabis Innovation

Investment Highlights

- Sector and market are in infancy, exponential growth is anticipated (~$2.5B market estimated in 2014, growing at 35% CAGR)
- Testing and services are needed ***and*** required ongoing
- Health and safety checkpoint in the seed to sale supply chain
- Replicable model as laboratory is the hub and ancillary services become the spokes – data, analytics & consulting create enhanced value
- Expanding Nationwide footprint
  - Colorado – 4,000sq. ft. laboratory (April 2014)
  - Connecticut – 4,000sq. ft. laboratory (October 2014)
  - Nevada – 8,000 sq. ft. laboratory (Expected to open in spring of 2015)
- The consumer wants access to safe products and information

Our goal is to establish CannLabs as the preeminent testing laboratory and consultancy to the cannabis industry across the world

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